UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   February 2, 2004
                                                     ----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                    0-30275                  23-3057155
   ------------------------         -------------         ----------------------
(State or other jurisdiction of      (Commission              (IRS Employer
        incorporation)               File Number)           Identification No.)

             One Logan Square
        130 N. 18th St., Suite 2615
             Philadelphia, PA                                    19103
-------------------------------------------         ----------------------------
 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:           (215) 557-7488


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.

          On December 26, 2003, I-trax, Inc., a Delaware corporation ("I-trax"), DCG Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of I-trax, CHD Meridian Healthcare, LLC, a Delaware limited liability company of which I-trax is the sole member, and Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian Healthcare), a Delaware corporation ("CHD Meridian") entered into a merger agreement.

          The merger agreement provides for delivery to the CHD Meridian stockholders of 10,000,000 shares of I-trax common stock, 400,000 shares of I-trax convertible preferred stock and cash. CHD Meridian stockholders will also receive additional shares of I-trax common stock if CHD Meridian, continuing its operations following the closing of the merger as a subsidiary of I-trax, achieves certain calendar 2004 milestones for earnings before interest, taxes, depreciation and amortization (or EBITDA). If EBITDA equals or exceeds $8.1 million, the number of such additional I-trax common shares payable will be 3,600,000; the number of such shares increases proportionately up to a maximum of 4,000,000 such additional I-trax common shares if EBITDA equals or exceeds $9.0 million.

          The amount of cash payable as part of the merger consideration will be $35 million less (1) the amount, if any, by which CHD Meridian's cash at closing is less than $13.3 million and (2) the amount CHD Meridian spends to redeem any of its outstanding common stock or options to acquire common stock, which may equal up to $11 million.

          I-trax expects to fund the cash portion of the merger consideration by selling additional shares of convertible preferred stock yielding proceeds to I-trax of $15 to $25 million and obtaining a senior credit facility with a national lender, which allows a closing date draw of least $16 million.

          The convertible preferred stock will accrue dividends at the rate of 8% per year. Dividends will be payable in I-trax common stock or cash, at the election of I-trax, when the convertible preferred stock is converted into I-trax common stock. The convertible preferred stock is convertible into I-trax common stock at a conversion price of $2.50 per share. Holders of convertible preferred stock may convert such shares into I-trax common stock at any time. In addition, shares of convertible preferred stock will convert into I-trax common stock automatically if (1) shares of I-trax common stock issuable upon conversion are registered for resale under the Securities Act of 1933, (2) the closing price of I-trax common stock is at least $7.50 per share for 20 of 30 consecutive trading days, (3) there is an effective registration statement and prospectus permitting resale of conversion shares during the 30 consecutive trading days, (4) the conversion shares are listed or admitted for trading on The Nasdaq National Market, The American Stock Exchange or the New York Stock Exchange and (5) I-trax otherwise honors all conversions. Notwithstanding the preceding, convertible preferred stock will not automatically convert into I-trax common stock with respect to a holder if conversion will result in such holder owning more than 4.9% of the outstanding I-trax common stock. Rather, such holder will have 90 days to reduce such holder's potential ownership to below 4.9%. The convertible preferred stock has a liquidation preference of $25 per share (the original purchase price), plus accrued dividends payable in the event of liquidation, dissolution or winding up of I-trax or in certain corporate transactions that would constitute a change of control of I-trax.

          With regard to the senior credit facility, I-trax and CHD Meridian have received a loan commitment, subject to customary conditions for a facility from a national lender. The facility will permit the companies to borrow $16 million towards the cash portion of the merger consideration.

          I-trax and CHD Meridian expect that the closing of the merger completed by the merger agreement will occur on or before April 30, 2004, subject to stockholder approval and other customary conditions. I-trax is filing this Current Report on Form 8-K to disclose the following:

          o The unaudited financial statements of CHD Meridian and its Subsidiaries as of September 30, 2003 and December 31, 2002 and for the nine months ended September 30, 2003 and 2002.

          o The audited financial statements of CHD Meridian and its Subsidiaries as of and for the years ended December 31, 2002, 2001 and 2000.

          o The unaudited pro forma condensed combined balance sheet at September 30, 2003 and pro forma condensed combined statements of operations for the nine months ended September 30, 2003 and for the year ended December 31, 2002 of I-trax and its Subsidiaries and CHD Meridian and its Subsidiaries. The unaudited pro forma condensed combined balance sheet gives effect to the proposed merger as of September 30, 2003 and the pro forma condensed combined statements of operations give effect to the proposed merger if it was consummated as of January 1, 2002.

          o Certain risk factors relating to CHD Meridian and the proposed transaction.

                              FINANCIAL STATEMENTS




CONSOLIDATED FINANCIAL STATEMENTS

Meridian Occupational Healthcare Associates, Inc. and Subsidiaries (d/b/a CHD Meridian Healthcare)

Nine Months ended September 30, 2003 and 2002 (unaudited)

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                        Consolidated Financial Statements
                                   (Unaudited)
                  Nine Months ended September 30, 2003 and 2002


                                    Contents


Consolidated Financial Statements

Consolidated Balance Sheet.....................................................6
Consolidated Statement of Operations...........................................7
Consolidated Statement of Stockholders' Equity.................................8
Consolidated Statement of Cash Flows...........................................9
Notes to Consolidated Financial Statements....................................10

                                Meridian Occupational Healthcare Associates, Inc.
                                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                           Consolidated Balance Sheet
                                                   (Unaudited)
                                      (in thousands, except per share data)



                                                                            As of                   As of
                                                                        September 30,            December 31,
                                                                             2003                    2002
                                                                   ---------------------------------------------
 Assets
 Current assets:
     Cash and cash equivalents                                          $   12,157               $   7,621
     Accounts receivable, less allowance for doubtful accounts of
      $624 and $639 at September 30, 2003 and December 31, 2002,
      respectively                                                          14,537                  14,373
     Other current assets                                                    1,668                   1,598
                                                                   ---------------------------------------------
        Total current assets                                                28,362                  23,592

 Property and equipment, net                                                 2,840                   3,063

 Goodwill                                                                    8,181                   8,181
 Customer lists, net                                                         7,201                   7,645
 Other intangibles, net                                                          2                      --
 Other long-term assets                                                         36                      36
                                                                   ---------------------------------------------
 Total assets                                                           $   46,622              $   42,517
                                                                   =============================================

 Liabilities and stockholders' equity
 Current liabilities:
     Accounts payable                                                   $    4,812               $   5,796
     Accrued employee benefits                                               3,745                   3,496
     Deferred revenue                                                        2,311                   1,644
     Net liabilities of discontinued operations                              1,299                   1,299
     Other accrued liabilities                                               5,779                   4,066
                                                                   ---------------------------------------------
 Total current liabilities                                                  17,946                  16,301

 Other long-term liabilities                                                 2,548                   2,896

 Stockholders' equity:
     Common stock,  $0.001 par value;  authorized
        250,000  shares,  207,715 and 208,415 shares
        issued and outstanding at September 30, 2003
        and December 31, 2002, respectively                                      -                       -
     Additional paid-in capital                                             66,844                   66,44
     Accumulated deficit                                                   (40,716)                (43,624)
                                                                   ---------------------------------------------
 Total stockholders' equity                                                 26,128                  23,320
                                                                   ---------------------------------------------
 Total liabilities and stockholders' equity                             $   46,622               $  42,517
                                                                   =============================================

See accompanying notes to consolidated financial statements (unaudited).

                                                      -6-

                           Meridian Occupational Healthcare Associates, Inc.
                           and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                 Consolidated Statements of Operations
                                              (Unaudited)
                                            (in thousands)


                                                           For the Nine Months   For the Nine Months
                                                           Ended September 30,   Ended September 30,
                                                                   2003                  2002
                                                          -------------------------------------------

 Net revenues                                                $     86,588          $     78,634

 Costs and expenses:
     Operating expenses                                            71,513                65,254
     General and administrative expenses                           10,316                10,156
     Depreciation and amortization                                  1,125                 1,447
                                                          -------------------------------------------
 Total costs and expenses                                          82,954                76,857
                                                          -------------------------------------------

 Operating income                                                   3,634                 1,777

 Other (income) expense:
     Interest, net                                                    (62)                  (93)
                                                          -------------------------------------------
     Other, net                                                         -                     -
 Total other (income) expense                                         (62)                  (93)
                                                          -------------------------------------------

 Income from continuing operations before income taxes              3,696                 1,870

 Provision for income taxes                                           788                   265
                                                          -------------------------------------------

                                                          -------------------------------------------
 Net income                                                  $      2,908          $      1,605
                                                          ===========================================



See accompanying notes to consolidated financial statements (unaudited).

                                                 -7-

                                      Meridian Occupational Healthcare Associates, Inc.
                                       and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                       Consolidated Statements of Stockholders' Equity
                                    For the Nine Months Ended September 30, 2003 and 2002
                                                         (Unaudited)
                                              (in thousands, except share data)



                                                                                    Additional                      Total
                                         Common Stock          Preferred Stock       Paid-in     Accumulated    Stockholders'
                                     Shares      Amount       Shares     Amount      Capital       Deficit         Equity
                                  ------------------------------------------------------------------------------------------

Balance at December 31, 2002          208,415    $  -             -     $     -     $  66,944     $ (43,624)      $23,320
   Repurchase of common stock            (700)      -             -           -          (100)                       (100)
   Net income                               -       -             -           -             -         2,908         2,908
                                  ------------------------------------------------------------------------------------------
Balance at September 30, 2003         207,715    $  -             -     $     -     $  66,844     $ (40,716)      $26,128
                                  ==========================================================================================


See accompanying notes to consolidated financial statements (unaudited).


                                                             -8-

                         Meridian Occupational Healthcare Associates, Inc.
                          and Subsidiaries (d/b/a CHD Meridian Healthcare)

                               Consolidated Statements of Cash Flows
                                            (Unaudited)
                                 (in thousands, except share data)

                                                             For the Nine       For the Nine
                                                             Months Ended       Months Ended
                                                             September 30,      September 30,
                                                                 2003                2002
                                                          ----------------------------------------
 Operating activities
 Net income from continuing operations                          $   2,908          $   1,605
 Adjustments to reconcile net income from continuing
    operations to net cash provided by operating
    activities:
    Depreciation and amortization                                   1,125              1,447
    Changes in operating assets and liabilities, net of
      effects of acquisitions:
        Accounts receivable                                          (164)               749
        Other current assets                                          (70)              (858)
        Accounts payable                                             (984)            (1,634)
        Accrued employee benefits                                     249                196
        Deferred revenue                                              667             (1,497)
        Other accruals and liabilities                              1,713               (385)
        Other long-term liabilities                                  (348)               182
                                                          ----------------------------------------
 Net cash provided by operating activities                          5,096               (195)
                                                          ----------------------------------------

 Investing activities
 Purchase of property and equipment                                  (460)              (793)
 Proceeds from sale of fixed assets                                                       65
                                                          ----------------------------------------
 Net cash used in investing activities                               (460)              (728)
                                                          ----------------------------------------

 Financing activities
 Repurchase of common stock                                          (100)                 -
 Proceeds from exercise of common stock options                         -
                                                          ----------------------------------------
 Net cash used in financing activities                               (100)
                                                          ----------------------------------------

 Discontinued operations
 Cash flows of discontinued operations                                  -              2,308
                                                          ----------------------------------------
 Net cash provided by discontinued operations                           -              2,308
                                                          ----------------------------------------

 Net change in cash and cash equivalents                            4,536              1,385
 Cash and cash equivalents at beginning of year                     7,621              3,155
                                                          ----------------------------------------
 Cash and cash equivalents at end of year                      $   12,157         $    4,540
                                                          ========================================

 Supplemental cash flow information:
    Cash paid for interest                                     $      19          $        0
                                                          ========================================
    Cash paid for income taxes                                 $     162          $      250
                                                          ========================================


See accompanying notes to consolidated financial statements (unaudited).

                                                -9-

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                   Notes to Consolidated Financial Statements

                               September 30, 2003

1. Reporting Entity and Principles of Consolidation

Reporting Entity

Effective January 1, 2000, Meridian Occupational Healthcare Associates, Inc. ("Meridian") acquired Corporate Health Dimensions, based in Latham, New York. In conjunction with the acquisition, Meridian began doing business as CHD Meridian Healthcare ("CHD Meridian"), also referred to herein as the "Company".

CHD Meridian Healthcare is the nation's largest provider of outsourced health care services to the employer-sponsored market. The Company's model allows employers to contract directly for a wide range of health care services on behalf of employees, dependents, and retirees that are delivered through facilities located at or near the work site. CHD Meridian develops and manages custom designed facilities that address the pharmacy, primary care, occupational health, and corporate health demands of its clients. CHD Meridian currently provides employer-sponsored services to 90 clients at 156 locations in 30 states.

Physician services are provided at CHD Meridian's locations under management agreements with affiliated physician associations (the Physician Groups), which are organized professional corporations that hire licensed physicians who provide medical services.

Pursuant to the service agreements, the Physician Groups provide all medical aspects of CHD Meridian's services, including the development of professional standards, policies, and procedures for a fee. CHD Meridian provides a wide array of business services to the Physician Group, including administrative services, support personnel, facilities, marketing, and non-medical services in exchange for a management fee.

Principles of Consolidation

The consolidated financial statements include accounts of Meridian Occupational Healthcare Associates, Inc., its wholly owned subsidiaries, and the Physician Groups. The financial statements of the Physician Groups are consolidated with CHD Meridian in accordance with the nominee shareholder model of EITF 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements". CHD Meridian has unilateral control over the assets and operations of the Physician Groups. Consolidation of the Physician Groups with CHD Meridian is necessary to present fairly the financial position and results of operations of CHD Meridian. Control of the Physician Groups is perpetual and other than temporary because of the nominee shareholder model and the management agreements between the entities. The net tangible assets of the Physician Groups were not material at September 30, 2003. All significant intercompany accounts and transactions have been eliminated in consolidation.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)



2.  Interim Results and Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2003 and the results of the operations and cash flows for the nine months ended September 30, 2003 and 2002. The results for the nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2003.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations.

These unaudited financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2002 included in elsewhere in this filing.

3. Long-Term Debt

In January 2000, Bank of America purchased the Company's line of credit from First Union and extended the maturity date to May 2000. Effective May 15, 2000, the Company obtained a permanent $7.5 million credit facility from Bank of America that expired on November 15, 2002. Effective November 15, 2002, the Company amended the permanent $7.5 million credit facility from Bank of America. The permanent credit facility was reduced to $6.5 million and extended to November 15, 2005. The credit facility has a $2.25 million letter of credit portion with the remainder being a term loan revolver. The letter of credit of $2 million has been issued for the benefit of AIG, the Lexington Group, the Company's medical malpractice carrier. The credit facility is secured by substantially all of the Company's assets. At no time may the borrowings on the credit facility exceed 75% of the Company's assets. Borrowings, at the Company's election, may be either base rate loans or LIBOR loans. Base rate loans bear interest at the federal funds rate plus 5% per annum. The LIBOR loans bear interest at the LIBOR rate plus a range of 1.5% to 3.0% based on the Company's leverage ratio. At September 30, 2003, the Company had no debt outstanding on the term loan.

The credit facility includes certain financial covenants customary for the amount and duration of this commitment. The Company was in compliance with all such covenants at September 30, 2003.

4. Stockholders' Equity

Capital Stock

The Company has 93,500 authorized shares of Series A preferred stock and 60,000 authorized shares of Series B preferred stock. Through September 30, 2003, the Company has not issued any of the preferred series stock.

The Company has 250,000 authorized shares of common stock. During 2003, the company repurchased 700 shares of common stock. Through September 30, 2003, the Company has 207,715 issued and outstanding shares of common stock.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


4. Stockholders' Equity (continued)

Stock Option Plan

The Company's 1997 Stock Incentive Plan (the "Plan"), provides for qualified and non-qualified incentive stock option grants which may be granted to key employees as designated by the Board of Directors. The options are exercisable commencing on dates specified in the option agreements and generally vest ratably over a four-year period. All option agreements stipulate immediate vesting upon a change of control of ownership. The options expire at the earlier of ten years from the date of grant or three months after the termination of the holder's employment with the Company.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("Statement 148"), which amends SFAS No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"). Statement 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation and amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. Statement 148 is effective for financial statements issued for fiscal years ending after December 15, 2002. The Company has elected to account for stock-based compensation plans under the intrinsic value-based method of accounting prescribed by APB 25 that does not utilize the fair value method.

All options have been granted with exercise prices equal to or greater than management's estimate of the fair value of the Company's common stock on the date of grant. As a result, no compensation cost has been recognized. If the alternative method of accounting for stock option plans prescribed by Statement 123 and Statement 148 had been followed, the Company's net income (loss) would not have been materially different for the nine months ended September 30, 2003.

A summary of the status of the Company's options issued to employees is as follows at September 30, 2003:

                                                                      Weighted Average
                                                 Number of Shares      Exercise Price
                                               -----------------------------------------
Outstanding at December 31, 2002                      36,092           $      137
   Canceled                                             (625)                 143
                                               -----------------------------------------
Outstanding at September 30, 2003                     35,467           $      112
                                               =========================================


Available for future grant                             1,253
                                               ===================

Exercisable at September 30, 2003                     29,960                $ 106
                                               =========================================

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


5. Employee Benefit Plan

The Company has a defined-contribution employee benefit plan that was established under provisions of Section 401(k) of the Internal Revenue Code. Substantially all full-time regular employees of the Company are eligible to participate in the plan. Under the plan's provisions, an employee may contribute, on a tax-deferred basis, up to 15% of total cash compensation within a calendar year, subject to Internal Revenue Code limitations. Matching contributions and discretionary contributions can be made by the Company. The Company made matching contributions of $440,000 for the nine months ended September 30, 2003.

6. Commitments and Contingencies

Concentration of Credit Risks

The Company's credit risks primarily relate to cash and cash equivalents and accounts receivable. Cash and cash equivalents are primarily held in bank accounts, whose balances may exceed federally-insured limits from time-to-time. Accounts receivable consist primarily of amounts due from corporate customers. The Company continually reviews collectibility of its accounts receivable and maintains allowances for doubtful accounts.

The Company had one customer for the Nine Months Ended September 30, 2003 that accounted for 11% of total revenue.

Estimated Medical Professional Liability Claims

The Company is insured for medical professional liability claims on a claims-made basis through commercial insurance policies. It is the Company's policy that provision for estimated medical professional liability costs be made for asserted and unasserted claims based on actuarially projected estimates, based on historical loss payment patterns. Provision for such professional liability claims includes estimates of the ultimate costs of such claims. The Company evaluates the financial condition of its insurers and reinsurers and monitors its credit risk related to insolvencies. September 30, 2003, certain of the Company's policy years were insured by two companies who are either insolvent or under regulatory supervision. The Company's provision for losses from professional liability claims assumes these policy years to be self-insured. The Company's estimated liability for its self-insured retention related to medical professional claims was $3,254,000 at September 30, 2003.

Litigation

The Company is involved in certain legal actions and claims on a variety of matters related to the normal course of business. It is the opinion of management that such legal actions will not have a material effect on the results of operations or the financial position of the Company.

Healthcare Regulations

The healthcare industry is subject to numerous laws and regulations of Federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

CONSOLIDATED FINANCIAL STATEMENTS

Meridian Occupational Healthcare Associates, Inc. and Subsidiaries
(d/b/a CHD Meridian Healthcare)
Years ended December 31, 2002, 2001 and 2000 with Report of Independent Auditors

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                        Consolidated Financial Statements

                  Years ended December 31, 2002, 2001 and 2000


                                    Contents

Report of Independent Auditors................................................16

Consolidated Financial Statements

Consolidated Balance Sheets...................................................17
Consolidated Statements of Operations.........................................18
Consolidated Statements of Stockholders' Equity...............................19
Consolidated Statements of Cash Flows.........................................20
Notes to Consolidated Financial Statements....................................21

                         Report of Independent Auditors


The Board of Directors
CHD Meridian Healthcare

We have audited the accompanying consolidated balance sheets of Meridian Occupational Healthcare Associates, Inc. and subsidiaries (d/b/a CHD Meridian Healthcare), a Delaware corporation, as of December 31, 2002, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Meridian Occupational Healthcare Associates, Inc. and subsidiaries at December 31, 2002, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company changed its method of accounting for goodwill and other intangible assets.

As discussed in Note 3, in 2001 the Company changed its method of accounting for discontinued operations.


/s/ Ernst & Young LLP
Nashville, Tennessee
March 13, 2003

                                  Meridian Occupational Healthcare Associates, Inc.
                                  and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                             Consolidated Balance Sheets
                                          (in thousands, except share data)
                                                                                   December 31
                                                                     2002             2001             2000
                                                               ----------------------------------------------------
 Assets
 Current assets:
     Cash and cash equivalents                                       $   7,621        $   3,155        $   1,908
     Accounts receivable, less allowance for doubtful accounts
      of $639, $834, and $1,199 at December 31, 2002, 2001 and
      2000, respectively                                                14,373           13,595           16,532
     Income tax receivable                                                 529              649                -
     Net assets of discontinued operations                                   -            1,009            4,569
     Other current assets                                                1,069              484              508
                                                               ----------------------------------------------------
        Total current assets                                            23,592           18,892           23,517

 Property and equipment, net                                             3,063            2,977            2,786

 Goodwill                                                                8,181            8,181            8,047
 Customer lists, net                                                     7,645            8,394            8,899
 Non-compete agreements, net                                                 -                -               60
 Other intangibles, net                                                      -                -              256
 Other long-term assets                                                     36               36               80
                                                               ----------------------------------------------------
 Total assets                                                        $  42,517        $  38,480       $   43,645
                                                               ====================================================

 Liabilities and stockholders' equity
 Current liabilities:
     Accounts payable                                                $   5,796        $   5,548        $   6,014
     Accrued employee benefits                                           3,496            2,954            2,008
     Deferred revenue                                                    1,644            2,444            1,341
     Income taxes payable                                                    -                -              270
     Net liabilities of discontinued operations                          1,299                -                -
     Other accrued liabilities                                           4,066            3,413            2,974
                                                               ----------------------------------------------------
 Total current liabilities                                              16,301           14,359           12,607

 Line of credit                                                              -                -            6,030

 Other long-term liabilities                                             2,896            2,725            1,904

 Stockholders' equity:
     Preferred stock, 153,500 authorized shares, none
        outstanding                                                          -                -                -
     Common stock, $0.001 par value; authorized 250,000
        shares, 208,415 shares issued and outstanding at
        December 31, 2002, 2001 and 2000                                     -                -                -
     Additional paid-in capital                                         66,944           66,944           66,944
     Accumulated deficit                                               (43,624)         (45,548)         (43,840)
                                                               ----------------------------------------------------
 Total stockholders' equity                                             23,320           21,396           23,104
                                                               ----------------------------------------------------
 Total liabilities and stockholders' equity                          $  42,517        $  38,480        $  43,645
                                                               ====================================================

See accompanying notes to consolidated financial statements.

                                                        -17-

                                  Meridian Occupational Healthcare Associates, Inc.
                                  and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                        Consolidated Statements of Operations
                                                   (in thousands)


                                                                              Year ended December 31
                                                                     2002             2001              2000
                                                               -----------------------------------------------------

 Net revenues                                                     $    107,124    $    100,411      $     96,671

 Costs and expenses:
     Operating expenses                                                 88,858          82,950            79,037
     General and administrative expenses                                14,275          14,057            15,002
     Depreciation and amortization                                       1,854           2,117             1,886
                                                               -----------------------------------------------------
 Total costs and expenses                                              104,987          99,124            95,925
                                                               -----------------------------------------------------

 Operating income                                                        2,137           1,287               746

 Other (income) expense:
     Interest, net                                                        (124)            255               198
     Other, net                                                              -               -                (8)
                                                               -----------------------------------------------------
 Total other (income) expense                                             (124)            255               190
                                                               -----------------------------------------------------

 Income from continuing operations before income taxes                   2,261           1,032               556

 Provision for income taxes                                                337             139               368
                                                               -----------------------------------------------------

 Income from continuing operations                                       1,924             893               188

 Gain on discontinued operations, net of income taxes of $80
    and $418 at December 31, 2001 and 2000, respectively                     -             527               814
 Gain (loss) on disposal of discontinued operations, net of
     income tax benefit (expense) of $506 and $(134) at
     December 31, 2001 and 2000, respectively                                -          (3,128)              216
                                                               -----------------------------------------------------
 Net income (loss)                                                $      1,924    $     (1,708)      $     1,218
                                                               =====================================================

See accompanying notes to consolidated financial statements.

                                                        -18-

                                          Meridian Occupational Healthcare Associates, Inc.
                                          and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                           Consolidated Statements of Stockholders' Equity
                                                  (in thousands, except share data)



                                                                                         Additional                     Total
                                             Common Stock           Preferred Stock       Paid-in     Accumulated    Stockholders'
                                         Shares       Amount     Shares       Amount      Capital       Deficit         Equity
                                        --------------------------------------------------------------------------------------------

Balance at December 31, 1999               14,609     $  -       104,044     $52,022       $   500     $ (44,965)     $  7,557
   Repurchase of common stock             (14,981)       -             -           -          (648)          (93)         (741)
   Conversion of preferred stock to
      common stock                        104,043        -      (104,044)    (52,022)       52,022             -             -
   Issuance of common stock in
      conjunction with acquisition        104,044        -             -           -        15,000             -        15,000
   Options exercised                          700        -             -           -            70             -            70
   Net income                                   -        -             -           -             -         1,218         1,218
                                        ------------------------------------------------------------------------------------------
Balance at December 31, 2000              208,415        -             -           -        66,944       (43,840)       23,104
   Net loss                                     -        -             -           -             -        (1,708)       (1,708)
                                        ------------------------------------------------------------------------------------------
Balance at December 31, 2001              208,415        -             -           -        66,944       (45,548)       21,396
   Net income                                   -        -             -           -             -         1,924         1,924
                                        ------------------------------------------------------------------------------------------
Balance at December 31, 2002              208,415     $  -             -     $     -       $66,944     $ (43,624)      $23,320
                                        ==========================================================================================


See accompanying notes to consolidated financial statements.

                                                                -19-

                                  Meridian Occupational Healthcare Associates, Inc.
                                   and Subsidiaries (d/b/a CHD Meridian Healthcare)

                                        Consolidated Statements of Cash Flows
                                          (in thousands, except share data)

                                                                                Year ended December 31
                                                                         2002             2001             2000
                                                                  --------------------------------------------------

 Operating activities
 Net income from continuing operations                                  $   1,924       $     893       $     188
 Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
    Depreciation and amortization                                           1,854           2,117           1,886
    Loss on disposal of fixed assets                                           72               -               -
    Changes in operating assets and liabilities, net of effects of acquisitions:
        Accounts receivable                                                  (778)          2,955          (4,414)
        Other current assets                                                 (585)           (581)          1,285
        Accounts payable                                                      (17)           (466)         (3,773)
        Income taxes receivable                                               120            (270)            270
        Deferred revenue                                                     (800)          1,103              24
        Other accruals and liabilities                                      1,195           1,377            (166)
        Other long-term liabilities                                           171             521            (108)
                                                                  --------------------------------------------------
 Net cash provided by (used in) operating activities                        3,156           7,649          (4,808)
                                                                  --------------------------------------------------

 Investing activities
 Purchase of property and equipment                                        (1,170)         (1,266)         (1,026)
 Proceeds from sale of fixed assets                                           172               -           4,074
 Cash paid for acquisitions                                                     -             (43)           (917)
 Increase in other assets                                                       -               -             (54)
                                                                  --------------------------------------------------
 Net cash provided by (used in) investing activities                         (998)         (1,309)          2,077
                                                                  --------------------------------------------------

 Financing activities
 (Payments) borrowings under line of credit, net                                -          (6,030)          4,230
 Payments on debt and capital lease obligations                                 -             (22)           (125)
 Repurchase of common stock                                                     -               -            (741)
 Proceeds from exercise of common stock options                                 -               -              70
                                                                  --------------------------------------------------
 Net cash provided by (used in) financing activities                            -          (6,052)          3,434
                                                                  --------------------------------------------------

 Discontinued operations
 Cash flows of discontinued operations                                      2,308             959           1,191
                                                                  --------------------------------------------------
 Net cash provided by discontinued operations                               2,308             959           1,191
                                                                  --------------------------------------------------

 Net change in cash and cash equivalents                                    4,466           1,247           1,894
 Cash and cash equivalents at beginning of year                             3,155           1,908              14
                                                                  --------------------------------------------------
 Cash and cash equivalents at end of year                              $    7,621       $   3,155       $   1,908
                                                                  ==================================================

 Supplemental cash flow information:
    Cash paid for interest                                             $       -        $     350       $     352
                                                                  ==================================================
    Cash paid for income taxes                                         $     217        $   1,392       $     170

 Supplemental non-cash investing and financing information:
    Conversion of Series A and Series B preferred stock to
      104,043 shares of common stock                                   $       -        $       -       $  52,022

See accompanying notes to consolidated financial statements.

                                                        -20-

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                   Notes to Consolidated Financial Statements

                                December 31, 2002


1. Reporting Entity and Principles of Consolidation

Reporting Entity

Effective January 1, 2000, Meridian Occupational Healthcare Associates, Inc. ("Meridian") acquired Corporate Health Dimensions, based in Latham, New York. In conjunction with the acquisition, Meridian began doing business as CHD Meridian Healthcare ("CHD Meridian"), also referred to herein as the "Company".

CHD Meridian Healthcare is the nation's largest provider of outsourced health care services to the employer-sponsored market. The Company's model allows employers to contract directly for a wide range of health care services on behalf of employees, dependents, and retirees that are delivered through facilities located at or near the work site. CHD Meridian develops and manages custom designed facilities that address the pharmacy, primary care, occupational health, and corporate health demands of its clients. CHD Meridian currently provides employer-sponsored services to 88 clients at 156 locations in 31 states.

Physician services are provided at CHD Meridian's locations under management agreements with affiliated physician associations (the Physician Groups), which are organized professional corporations that hire licensed physicians who provide medical services.

Pursuant to the service agreements, the Physician Groups provide all medical aspects of CHD Meridian's services, including the development of professional standards, policies, and procedures for a fee. CHD Meridian provides a wide array of business services to the Physician Group, including administrative services, support personnel, facilities, marketing, and non-medical services in exchange for a management fee.

Principles of Consolidation

The consolidated financial statements include accounts of Meridian Occupational Healthcare Associates, Inc., its wholly owned subsidiaries, and the Physician Groups. The financial statements of the Physician Groups are consolidated with CHD Meridian in accordance with the nominee shareholder model of EITF 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." CHD Meridian has unilateral control over the assets and operations of the Physician Groups.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

                   Notes to Consolidated Financial Statements

                                December 31, 2002


1. Reporting Entity and Principles of Consolidation (continued)

Principles of Consolidation (continued)

Consolidation of the Physician Groups with CHD Meridian is necessary to present fairly the financial position and results of operations of CHD Meridian. Control of the Physician Groups is perpetual and other than temporary because of the nominee shareholder model and the management agreements between the entities. The net tangible assets of the Physician Groups were not material at December 31, 2002, 2001 or 2000. All significant intercompany accounts and transactions have been eliminated in consolidation.

2. Summary of Significant Accounting Policies

Revenue Recognition and Accounts Receivable

Revenue is recorded at estimated net amounts to be received from employers for services rendered. The allowance for doubtful accounts represents management's estimate of potential credit issues associated with amounts due from employers.

Concentration of Credit Risks

The Company's credit risks primarily relate to cash and cash equivalents and accounts receivable. Cash and cash equivalents are primarily held in bank accounts, whose balances may exceed federally-insured limits from time-to-time. Accounts receivable consist primarily of amounts due from corporate customers. The Company continually reviews collectibility of its accounts receivable and maintains allowances for doubtful accounts.

The Company had one customer in 2002, 2001 and 2000 that accounted for 11%, 11% and 10% of total revenue, respectively.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

                                                       Years
                                            ---------------------------
Furniture and equipment                                 5-7
Leasehold improvements                      Remaining life of the lease

Goodwill and Other Intangible Assets

Goodwill represents the excess of purchase price over fair value of net tangible assets acquired. Through December 31, 2001, goodwill was amortized on a straight-line basis over the expected periods to be benefited, generally forty years. In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("Statement 142"). Effective January 1, 2002, the amortization of all goodwill was discontinued upon the adoption of Statement
142. This statement prohibits the amortization of goodwill and other indefinite lived intangible assets over a set period, rather these assets must be tested for impairment at least annually using a fair value method. The Company performed a transitional goodwill impairment test, noting no impairment. Impairment is measured at the reporting unit level using a discounted cash flows model to determine the fair value of the reporting units.

The Company will perform a goodwill impairment test whenever events or changes in facts or circumstances indicate that impairment may exist, or at least annually during the fourth quarter each year.

Other intangible assets represent customer lists, which are amortized on a straight-line basis over the expected periods to be benefited, generally 16 years. The Company evaluates impairment of its customer lists through SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("Statement 144"), as discussed below.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company adopted Statement 144 on September 1, 2001. Statement 144 supersedes
Statement  121  and  addresses  financial   accounting  and  reporting  for  the
impairment of long-lived assets and for long-lived assets to be disposed of.

Management evaluates the carrying value of long-lived assets, including property and equipment in accordance with Statement 144. Statement 144 requires that companies consider whether events or changes in facts and circumstances, both internally and externally, may indicate that an impairment of long-lived assets held for use is present. If this review indicates that such long-lived assets will not be recoverable based on undiscounted cash flows of the related assets, the Company would record an impairment charge, representing the difference between carrying value and fair value (generally determined based on discounted cash flows). Other than as described in Note 3, management has determined that there was no impairment of long-lived assets at December 31, 2002, 2001 or 2000.

Stock Option Plan

The Company applies the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25") "Accounting for Stock Issued to Employees," and related interpretations in accounting for its options. As such, compensation expense would generally be recorded on the date of grant only if the then current market price of the underlying stock exceeded the exercise price.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Estimated Medical Professional Liability Claims

The Company is insured for medical professional liability claims on a claims-made basis through commercial insurance policies. It is the Company's policy that provision for estimated medical professional liability costs be made for asserted and unasserted claims based on actuarially projected estimates, based on historical loss payment patterns. Provision for such professional liability claims includes estimates of the ultimate costs of such claims. The Company evaluates the financial condition of its insurers and reinsurers and monitors its credit risk related to insolvencies. At December 31, 2002, certain of the Company's policy years were insured by two companies who are either insolvent or under regulatory supervision. The Company's provision for losses from professional liability claims assumes these policy years to be self-insured. The Company's estimated liability for its self-insured retention related to medical professional claims was $3,098,000, $2,178,000 and $1,373,000 at December 31, 2002, 2001 and 2000, respectively.

Disclosure About Fair Value of Financial Instruments

The fair value of the Company's cash and cash equivalents, accounts receivable, other current assets, accounts payable, and accrued expenses approximate carrying amounts because of the short maturity of those instruments.

The fair value of the Company's debt instruments is estimated based on the current rates offered to the Company for similar instruments of the same maturities and approximates the carrying amounts.

Reclassifications

Certain prior year balances have been reclassified to conform with the current year presentation. Such reclassifications had no effect on the net results of operations as previously reported.

Business Segment

The Company operates in a single reportable business segment.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


3. Discontinued Operations

During 2001, the Company was notified of the cancellation of two government contracts, located in Fairfax, VA and Woodbridge, VA. The cancellation of these contracts met the requisite requirements to be accounted for as discontinued operations under Statement 144 because of the distinct financial information of the component entities that was available and reviewed by management. In accordance with Statement 144, the gain on discontinued operations of these two contracts of $607,000 and $1,232,000 for the years ended December 31, 2001 and 2000 was reclassified and reflected separately in the accompanying Consolidated Statements of Operations. In accordance with Statement 144, the Company recorded a loss on disposal of the discontinued operations of $3,716,000 for the year ended December 31, 2001, which consisted predominantly of the write-down of the equipment and intangible assets. Any remaining gains or losses on the discontinued operations will be recorded in the period incurred, in accordance with the requirements of Statement 144. At December 31, 2001, the net assets of discontinued operations consisted of accounts receivable ($2,509), net of severance accruals of ($201) and contract staffing accruals of ($1,299). At December 31, 2002, the net liabilities of discontinued operations consisted of the contract staffing accruals. The contract staffing accruals represent management's estimate of the Company's obligations related to the government's right to audit the contract terms and conditions.

The Company divested of its 11 freestanding occupational healthcare clinics located in Northern California (California Operations) during 1998. The sale of the California Operations was accounted for as discontinued operations in the accompanying consolidated financial statements. During 2000, one of two remaining leases was cancelled through an early payment settlement, resulting in a gain on discontinued operations of $350,000, which represents the difference between the obligation and the settlement payment. During 2001, the remaining lease expired, resulting in a gain on disposal of discontinued operations of $82,000. There was no impact to the financial statements related to the California Operations during 2002.

4. Business Combinations

2000 Acquisition

Effective January 1, 2000, the Company acquired all of the assets and liabilities of Corporate Health Dimensions, Inc. in exchange for 104,044 shares of common stock.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


4. Business Combinations (continued)

2000 Acquisition (continued)

The aggregate purchase price of $15,000,000 for this acquisition is summarized as follows (in thousands):

                Fair value of tangible assets acquired         $  11,581
                Liabilities assumed                              (10,749)
                Goodwill                                           5,723
                Customer lists                                     8,445
                                                            ---------------
                Common stock issued                          $    15,000
                                                            ---------------

Corporate Health Dimensions, Inc. operated and managed on-site healthcare clinics for large employers. Their delivery model for employer-sponsored healthcare services was very similar to the Company's model. They operated in the primary care, pharmacy and occupational areas and had been a competitor on most large contracts prior to the merger. From a strategic standpoint, Corporate Health Dimensions, Inc. was the only nationwide competitor for the Company, and thus, an excellent candidate for merger. Their client list was a complement to the Company's own client list, and together established the combined Company as the single source for on-site healthcare for Fortune 1000 companies.

5. Property and Equipment

Property and equipment consist of the following (in thousands):

                                                               December 31
                                                2002               2001              2000
                                            ------------------------------------------------------
 Furniture and equipment                     $     6,089        $      5,894      $      4,709
 Leasehold improvements                              180                 264               183
                                            ------------------------------------------------------
                                                   6,269               6,158             4,892
 Less accumulated depreciation                    (3,206)             (3,181)           (2,106)
                                            ------------------------------------------------------
                                             $     3,063        $      2,977      $      2,786
                                            ======================================================

Depreciation expense was $1,105,000, $1,083,000 and $895,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


6. Goodwill and Other Intangible Assets

In accordance with Statement 142, the Company discontinued the amortization of goodwill effective January 1, 2002. A reconciliation of previously reported net income (loss) to the pro forma amounts adjusted for the exclusion of goodwill amortization net of the related income tax effect follows (in thousands):

                                                             Year ended December 31,
                                                     2002              2001             2000
                                               --------------------------------------------------

Reported net income (loss)                           $1,924         $(1,708)           $1,218
Add:  goodwill amortization                               -              200              153
                                               --------------------------------------------------
Pro forma adjusted net income (loss)                 $1,924         $(1,508)           $1,371
                                               ==================================================


The Company's separately identifiable intangible assets, which consists of customer lists, are as follows:

                                                                  December 31,
                                                     2002              2001             2000
                                               ----------------------------------------------------
Amortized intangible assets:
Carrying amount                                     $ 10,691         $   10,691         $ 10,679
Accumulated amortization                              (3,046)            (2,297)          (1,464)
                                               ----------------------------------------------------
Net                                                 $  7,645         $    8,394       $    9,215
                                               ====================================================

Amortization expense for the year ended December 31, 2002 was $749,000. Estimated amortization expense for each of the succeeding five fiscal years is as follows:

        Year ending December 31
            2003                                   $   637,833
            2004                                       609,688
            2005                                       609,688
            2006                                       609,688
            2007                                       609,688

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


7. Long-Term Debt

In January 2000, Bank of America purchased the Company's line of credit from First Union and extended the maturity date to May 2000. Effective May 15, 2000, the Company obtained a permanent $7.5 million credit facility from Bank of America which expired on November 15, 2002. Effective November 15, 2002, the Company amended the permanent $7.5 million credit facility from Bank of America. The permanent credit facility was reduced to $6.5 million and extended to November 15, 2005. The credit facility has a $1 million letter of credit portion with the remainder being a term loan revolver. The letter of credit of $1 million has been issued for the benefit of The Reciprocal Alliance, the Company's medical malpractice carrier. The credit facility is secured by substantially all of the Company's assets. At no time may the borrowings on the credit facility exceed 75% of the Company's assets. Borrowings, at the Company's election, may be either base rate loans or LIBOR loans. Base rate loans bear interest at the federal funds rate plus 5% per annum. The LIBOR loans bear interest at the LIBOR rate plus a range of 1.5% to 3.0% based on the Company's leverage ratio. At December 31, 2002, and 2001, the Company had no debt outstanding on the term loan. At December 31, 2000, the Company had $6,030,000 outstanding on the term loan.

The credit facility includes certain financial covenants customary for the amount and duration of this commitment. The Company was in compliance with all such covenants at December 31, 2002.

8. Income Taxes

Income tax expense is comprised of the following for the years ended December 31 (in thousands):

                                          2002              2001               2000
                                   --------------------------------------------------------
   Current:
     Federal                        $             -     $         (128)    $         162
     State                                      337                267               206
   Deferred                                       -                  -                 -
                                   --------------------------------------------------------
     Income tax expense             $           337     $          139     $         368
                                   ========================================================

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


8. Income Taxes (continued)


During the year ended December 31, 2001 and all years prior to December 31, 2000, the Company generated net operating loss (NOL) carryforwards for federal and state income tax purposes. The NOL carryforwards are applicable to both discontinued and continuing operations. As a result of each period's loss and existing NOL carryforwards, the Company has not recorded a provision for current federal income tax for the years ended December 31, 2002, 2001 and 2000. At December 31, 2002, 2001 and 2000, the Company has a cumulative NOL carryforward for federal income tax purposes of $18.2 million, $19.8 million, and $19.5 million, respectively, which expires between 2011 and 2021. At December 31, 2002, 2001 and 2000, the Company has cumulative NOL carryforwards for state income tax purposes of $33.7 million, $25.0 million, and $16.3 million, respectively, which expire between 2006 and 2021. For financial reporting purposes, a valuation allowance has been recorded against the deferred tax assets related to these carryforwards.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the company's deferred tax assets and liabilities for continuing and discontinued operations are as follows (in thousands):

                                                            2002               2001               2000
                                                      -------------------------------------------------------
Deferred tax assets:
    Net operating loss carryforwards                   $         7,880   $         7,989     $         7,462
    Allowance for doubtful accounts                                249               325                 436
    Accrued expenses                                             1,712             1,805               1,546
    Amortization                                                 1,387             1,549               1,679
    Other                                                          331               323                 382
                                                      -------------------------------------------------------
Total gross deferred tax assets                                 11,559            11,991              11,505
    Less:  Valuation allowance                                 (11,248)          (11,775)            (11,367)
                                                      -------------------------------------------------------
Total deferred tax assets                                          311               216                 138
Deferred tax liability:
    Depreciation                                                  (311)             (216)               (138)
                                                      -------------------------------------------------------
Net deferred tax asset (liability)                     $             -   $             -     $             -
                                                      =======================================================

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


8. Income Taxes (continued)

The provision for income taxes for continuing operations for the years ended December 31, 2002, 2001 and 2000 differs from the amount computed by applying the statutory rate of 34% due to the following (in thousands):

                                                 2002              2001              2000
                                           -----------------------------------------------------

Tax at federal statutory rate               $          769    $          351    $           189
State income taxes                                     223               176                136
Nondeductible amortization                             225               309                285
Other                                                   24               129                 69
Change in valuation allowance                         (904)             (826)              (311)
                                           -----------------------------------------------------
  Income tax provision (benefit)            $          337    $          139    $           368
                                           =====================================================

During 2001, the valuation allowance changed by approximately $1.2 million for the tax effect of discontinued operations.

9. Stockholders' Equity

Capital Stock

The Company has 93,500 authorized shares of Series A preferred stock and 60,000 authorized shares of Series B preferred stock. Through December 31, 2002, the Company has not issued any of the preferred series stock.

On January 1, 2000, all holders of Meridian common stock, representing 14,609 shares, exchanged their shares for $593,000. Thereafter, just prior to the acquisition of Corporate Health Dimensions, Inc., all holders of Series A and Series B preferred stock converted their shares into 104,043 shares of Meridian common stock at a conversion price of $500 per preferred share. Effective January 1, 2000, Meridian issued an additional 104,044 shares of common stock to the shareholders of Corporate Health Dimensions stock in exchange for 100% of the outstanding shares of Corporate Health Dimensions stock.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


9. Stockholders' Equity (continued)

Stock Option Plan

The Company's 1997 Stock Incentive Plan (the "Plan"), provides for qualified and non-qualified incentive stock option grants which may be granted to key employees as designated by the Board of Directors. The options are exercisable commencing on dates specified in the option agreements and generally vest ratably over a four-year period. The options expire at the earlier of ten years from the date of grant or three months after the termination of the holder's employment with the Company.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("Statement 148"), which amends SFAS No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"). Statement 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation and amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. Statement 148 is effective for financial statements issued for fiscal years ending after December 15, 2002. The Company has elected to account for stock-based compensation plans under the intrinsic value-based method of accounting prescribed by APB 25 that does not utilize the fair value method.

All options have been granted with exercise prices equal to or greater than management's estimate of the fair value of the Company's common stock on the date of grant. As a result, no compensation cost has been recognized. If the alternative method of accounting for stock option plans prescribed by Statement 123 and Statement 148 had been followed, the Company's net income (loss) would not have been materially different for the years ended December 31, 2002, 2001 and 2000, respectively.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


9. Stockholders' Equity (continued)

Stock Option Plan (continued)

A summary of the status of the Company's options issued to employees is as follows at December 31, 2002, 2001 and 2000:

                                                                            Weighted Average
                                                       Number of Shares      Exercise Price
                                                     --------------------- -------------------
Outstanding at December 31, 1999                             5,503                $ 100
   Granted                                                  31,397                  143
   Canceled                                                   (998)                 108
   Exercised                                                  (700)                 100
                                                     -----------------------------------------
Outstanding at December 31, 2000                            35,202                  137
   Granted                                                   2,890                  143
   Canceled                                                 (1,545)                 139
   Exercised                                                     -                    -
                                                     -----------------------------------------
Outstanding at December 31, 2001                            36,547                $ 137
   Granted                                                       -                    -
   Canceled                                                   (455)                 141
   Exercised                                                     -                    -
                                                     -----------------------------------------
Outstanding at December 31, 2002                            36,092                $ 137
                                                     =========================================


Available for future grant                                     628
                                                     ===================

Exercisable at December 31, 2002                            18,276                $ 136
                                                     =========================================
Exercisable at December 31, 2001                            10,363                $ 130
                                                     =========================================
Exercisable at December 31, 2000                             1,986                $ 100
                                                     =========================================

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


10. Employee Benefit Plan

The Company has a defined-contribution employee benefit plan that was established under provisions of Section 401(k) of the Internal Revenue Code. Substantially all full-time regular employees of the Company are eligible to participate in the plan. Under the plan's provisions, an employee may contribute, on a tax-deferred basis, up to 15% of total cash compensation, not to exceed, within a calendar year, subject to Internal Revenue Code limitations. Matching contributions and discretionary contributions can be made by the Company. The Company made matching contributions of $498,000, $565,000 and $181,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

11. Lease Obligations

The Company leases corporate office space, operating facilities, and equipment under various operating lease agreements. Future minimum lease payments under noncancelable operating leases as of December 31, 2002, are as follows (in thousands):

        Year ending December 31
            2003                                    $   1,167
            2004                                        1,055
            2005                                          846
            2006                                          815
            2007                                          706
            Thereafter                                  1,199
                                               ---------------
                                                     $  5,788
                                               ===============

Rent expense on operating leases for the years ended December 31, 2002, 2001 and 2000 was $2,753,000, $3,117,000, and 3,557,000, respectively.

12. Commitments and Contingencies

Litigation

The Company is involved in certain legal actions and claims on a variety of matters related to the normal course of business. It is the opinion of management that such legal actions will not have a material effect on the results of operations or the financial position of the Company.

                Meridian Occupational Healthcare Associates, Inc.
                and Subsidiaries (d/b/a CHD Meridian Healthcare)

             Notes to Consolidated Financial Statements (continued)


12. Commitments and Contingencies (continued)

Healthcare Regulations

The healthcare industry is subject to numerous laws and regulations of Federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

Unaudited Pro Forma Condensed Combined Financial Information of I-trax, Inc. and its Subsidiaries and Meridian Occupational Healthcare Associates, Inc. and Subsidiaries (d/b/a CHD Meridian Healthcare)

General

         On December 26, 2003, I-trax, Inc. ("I-trax") entered into a merger agreement with Meridian Occupational Healthcare Associates, Inc. and Subsidiaries (d/b/a CHD Meridian Healthcare) ("CHD Meridian"), a privately held company and a leading provider of outsourced, employer-sponsored healthcare services to Fortune 1,000 companies.

         The merger agreement provides for delivery of: 10,000,000 shares of I-trax common stock, 400,000 shares of I-trax convertible preferred stock and cash. CHD Meridian stockholders will also receive additional shares of I-trax common stock if CHD Meridian, continuing its operations following the closing of the merger as a subsidiary of I-trax, achieves certain calendar 2004 milestones for earnings before interest, taxes, depreciation and amortization (or EBITDA). If EBITDA exceeds $8.1 million, the number of such additional I-trax common shares payable will be 3,600,000; the number of such shares increases proportionately up to a maximum of 4,000,000 such additional I-trax common shares if EBITDA exceeds $9.0 million.

         The amount of cash payable as part of the merger consideration will be $35 million less (1) the amount, if any, by which CHD Meridian's cash at closing is less than $13.2 million and (2) the amount CHD Meridian spends to redeem any of its outstanding common stock or options to acquire common stock, which may equal up to $11 million.

         I-trax expects to fund the cash portion of the merger consideration by selling 800,000 shares of convertible preferred stock at $25 per share and convertible into common stock at a price of $2.50 per share, for gross proceeds of $20 million, and obtaining a senior credit facility with a national lender, which allows a closing date draw of least $16 million.

Pro Forma Condensed Combined Financial Statements

         The following information has been provided to aid you in your analysis of the financial aspects of the merger. This information was derived from the audited consolidated financial statements of each of I-trax and CHD Meridian for year 2002 and the unaudited condensed consolidated financial statements of each of I-trax and CHD Meridian for the nine months ended September 30, 2003. The information should be read together with the historical financial statements and related notes contained in I-trax's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2003 and Current Reports on Form 8-K filed since January 1, 2003 filed with the Securities and Exchange Commission.

         The unaudited pro forma adjustments are based on management's preliminary estimates of the value of the tangible and intangible assets and liabilities acquired. As a result, the actual determination of the value of the tangible and intangible assets and liabilities acquired may differ materially from those presented in these unaudited pro forma condensed combined financial statements. A change in the unaudited pro forma condensed combined balance sheet adjustments of the purchase price for the acquisition would primarily result in the reallocation affecting the value assigned to tangible and intangible assets. The income statement effect of these changes will depend on the nature and the amount of the assets or liabilities adjusted.

         The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of I-trax that would have occurred had the purchase been consummated as of the dates indicated above. In addition, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the future financial condition or operating results of I-trax.

Accounting Treatment

         The merger will be accounted for under the purchase method of accounting, with I-trax treated as the acquirer. As a result, I-trax will record the assets and liabilities of CHD Meridian at their estimated fair values and will record as goodwill the excess of the purchase price over such estimated fair values. The unaudited pro forma condensed combined financial statements reflect preliminary estimates of the allocation of the purchase price for the acquisition that may be adjusted. The operating results of CHD Meridian will be combined with the results of I-trax from the date of the merger. As a result, I-trax's earnings for 2004 will not include CHD Meridian's 2004 earnings prior to the merger.

Periods Covered

         The following unaudited pro forma condensed combined balance sheet as of September 30, 2003, is presented as if the merger had occurred on September 30, 2003. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2003, and for the year ended December 31, 2002, are presented as if the companies had merged as of January 1, 2002.

                             Pro Forma Condensed Combined Balance Sheet September 30, 2003 (Unaudited)

                                               (In thousands, except per share price.)

                                                                                Meridian                             Pro Forma
                                                                              Occupational                          Consolidated
                                                              I-trax, Inc.     Healthcare                           I-trax, Inc.
                        I-trax, Inc.                              and          Associates,                               and
                            and                               Subsidiaries      Inc., and             Pro Forma     Subsidiaries
                        Subsidiaries            Activity      September 30,    Subsidiaries          Adjustments    (Unaudited)
                        September 30,  Adj.    Adjustment       2003 as       September 30,   Adj.   (Unaudited)   September 30,
                          2003 (a)     Ref.        (b)        adjusted (c)       2003 (d)     Ref.       (e)            2003
                      --------------  -----    ----------    -------------    -------------  -----   -----------   -------------

Current assets

Cash and cash
   equivalents                $   245    1        $ 1,676      $  2,197      $   12,157        A       $ 36,000     $  13,187
                                         2            175                                      F        (22,899)
                                         4           (300)                                     F         (1,568)
                                         5            (50)                                     C         (1,200)
                                         8            451                                      E        (11,000)
                                                                                               H           (500)
Due from insurance
   company                        500    6           (500)           --              --                                    --
Accounts receivable,
   net                            564                               564          14,537                                15,101
Other current assets              269                               269           1,668                                 1,937
                       ----------------        ----------- ------------- ---------------           ------------- -------------
Total current assets            1,578               1,452         3,030          28,362                 (1,167)        30,225
                       ----------------        ----------- ------------- ---------------           ------------- -------------

Investments in CHD
   Meridian                                                                                    F         80,467             -
                                                                                               G        (80,467)
Property, equipment
   and furniture, net             925                               925           2,840                                 3,765
Deferred marketing
   costs, net                     944                               944              --                                   944
Goodwill                        8,424                             8,424           8,181        G         32,669        49,274
Customer
   lists\relations, net           946                               946           7,201        G         32,669        40,816
Non-compete
   agreements, net                961                               961                                                   961
Other intangibles, net             77                                77               2                                    79
Other long term assets             32                                32              36                                    68
                       ----------------        ----------- ------------- ---------------           ------------- -------------

Total assets                 $ 13,887             $ 1,452      $ 15,339       $  46,622                $ 64,171     $ 126,132
                       ================        =========== ============= ===============           ============= =============

                                                   (Continues on following page.)

                                                                -38-

                                                   (Continues from previous page.)

                                                                                Meridian                             Pro Forma
                                                                              Occupational                          Consolidated
                                                              I-trax, Inc.     Healthcare                           I-trax, Inc.
                        I-trax, Inc.                              and          Associates,                               and
                            and                               Subsidiaries      Inc., and             Pro Forma     Subsidiaries
                        Subsidiaries            Activity      September 30,    Subsidiaries          Adjustments    (Unaudited)
                        September 30,  Adj.    Adjustment       2003 as       September 30,   Adj.   (Unaudited)   September 30,
                          2003 (a)     Ref.        (b)        adjusted (c)       2003 (d)     Ref.       (e)            2003
                      --------------  -----    ----------    -------------    -------------  -----   -----------   -------------

Current liabilities

Credit line payable         $     300    4      $    (300)    $      --        $        --                             $       --
Accounts payable                  710                               710              4,812                                  5,522
Accrued expenses                  443                               443              9,524                                  9,967
Due to related parties            548    6           (500)           48                 --                                     48
Deferred revenue                   --                                --              2,311                                  2,311
Promissory notes and
   debenture payable            1,220    3           (175)          845                 --                                    845
                                         7           (200)
Other current
   liabilities                     61                                61              1,299                                  1,360
                       ----------------        ----------- -------------   ----------------        --------------   --------------
Total current
   liabilities                  3,282              (1,175)        2,107             17,946                    --           20,053
                       ----------------        ----------- -------------   ----------------        --------------   --------------

Credit lines payable,
   long term                                                         --                 --   A            16,000           16,000
Due to related parties            315    5            (50)          265                 --                                    265
Promissory notes, net
   of discount                    398                               398                 --                                    398
Other long term
   liabilities                     34                                34              2,548                                  2,582
                       ----------------        ----------- -------------   ----------------        --------------   --------------
Total liabilities               4,029              (1,225)        2,804             20,494                16,000           39,298
                       ----------------        ----------- -------------   ----------------        --------------   --------------

Preferred stock                                                      --                 --   A            20,000           30,000
                                                                                             F            10,000

Common stock and
   additional paid
   -in-capital                 46,020    1          1,676        48,697             66,834   F            46,000          105,796
                                         2            175                                    C            (1,200)
                                         3            175                                    E           (11,000)
                                         7            200                                    B            12,000
                                         8            451                                    D             1,364
                                                                                             D            (1,364)
                                                                                             G           (55,835)
                                                                                             H               300
Accumulated deficit
   and other                  (36,162)                          (36,162)           (40,706)  G            40,706          (48,962)
                                                                                             B           (12,000)
                                                                                             H              (800)
                       ----------------        ----------- -------------   ----------------        --------------   --------------
Total stockholders'
   equity                       9,858               2,677        12,535             26,128                48,171           86,834
                       ----------------        ----------- -------------   ----------------        --------------   --------------

Total liabilities and
   stockholder's equity      $ 13,887             $ 1,452      $ 15,339         $   46,622              $ 64,171        $ 126,132
                       ================        =========== =============   ================        ==============   ==============

                                                   (Continues on following page.)

                                                                -39

                         (Continues from previous page.)

(a) Represents historical balance sheet of I-trax, Inc. as of September 30, 2003 derived from the unaudited consolidated financial statements included in the Quarterly Report on Form 10-QSB.

(b) To give effect to certain material transactions as of September 30, 2003, which occurred during October 2003.

(c) Represents the historical balance sheet of I-trax, Inc. as of September 30, 2003 adjusted for certain material transactions which occurred during October 2003.

(d) Represents historical balance sheet of Meridian Occupational Healthcare Associates, Inc. and subsidiaries as of September 30, 2003, derived from the unaudited consolidated financial statements.

(e) The pro forma adjustments give effect to the financings of the acquisition and the acquisition of CHD Meridian Healthcare as if it were consummated as of September 30, 2003.


             See accompanying notes to unaudited pro forma condensed
                         combined financial information.

                                        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                             (UNAUDITED)

                                               (In thousands, except per share price.)

                                                                Meridian Occupational                                Pro Forma
                                           I-trax, Inc. and     Healthcare Associates,                          consolidated I-trax,
                                           Subsidiaries for    Inc. and Subsidiaries                           Inc. and Subsidiaries
                                           the nine months      for the nine months                Pro Forma     for the nine months
                                          ended September 30,    ended September 20,   Adj.       adjustments    ended September 30,
                                         2003 (Unaudited) (a)   2003 (Unaudited) (b)   Ref.      (Unaudited) (c)   2003 (Unaudited)
                                         --------------------   --------------------   ----      ---------------   ----------------


Revenue                                       $      3,668         $       86,588                                   $    90,256

Cost and expenses:
  Operating expenses                                   977                 71,513                                        72,490
  General and administrative                         3,095                 10,316       H                                13,411
  Depreciation and amortization                      1,318                  1,125       I               6,056             8,499
  Marketing and publicity                            1,677                     --                                         1,677
                                           ----------------     ------------------               -------------     ---------------
Total costs and expenses                             7,067                 82,954                       6,056            96,077
                                           ----------------     ------------------               -------------     ---------------

Operating (loss) income                             (3,399)                 3,634                      (6,056)           (5,821)
                                           ----------------     ------------------               -------------     ---------------

Other income (expenses):
  Proceeds from life insurance policy                  500                     --                                           500
  Costs in connection with uncompleted
   acquisition                                        (200)                    --                                          (200)
  Amortization of debt issuance costs                 (295)                    --                                          (295)
  Interest (expense) income and
   financing costs                                  (1,922)                    62       J                (840)           (2,700)
                                           ----------------     ------------------               -------------     ---------------
Total other expenses                                (1,917)                    62                        (840)           (2,695)
                                           ----------------     ------------------               -------------     ---------------

Net income (loss) before provision for
   income taxes                                     (5,316)                 3,696                      (6,896)           (8,516)
                                           ----------------     ------------------               -------------     ---------------

Provision for income taxes                              --                    788                          -                788
                                           ----------------     ------------------               -------------     ---------------

Net Income (loss)                                   (5,316)                 2,908                      (6,896)           (9,304)

Less: dividends applicable to preferred
   stockholders                                         --                     --                          --                --
                                           ----------------     ------------------               -------------     ---------------

Net income (loss) applicable to common
   stock                                     $      (5,316)          $      2,908                 $    (6,896)     $     (9,304)
                                           ================     ==================               =============     ===============

Loss per common share:

Basic and diluted                            $       (0.53)                                                        $      (0.29)
                                           ================                                                        ================

Weighted average number of shares
   outstanding:                                     10,112                                                               32,512
                                           ================                                                        ================


                                                   (Continues on following page.)

                                                                -41-

                         (Continues from previous page.)

(a) Represents historical statement of operations of I-trax for the nine months ended September 30, 2003 derived from the unaudited statements included in the quarterly report on Form 10-QSB.

(b) Represents historical statement of operations for CHD Meridian and subsidiaries for the nine months ended September 30, 2003 included in its unaudited consolidated financial statements.

(c) The pro forma adjustments give effect to the financings of the acquisition and the acquisition of CHD Meridian as if it were consummated on January 1, 2002.





             See accompanying notes to unaudited pro forma condensed
                         combined financial information.

                                               (In thousands, except per share price.)

                                                                  Meridian
                                                               Occupational                                         Pro Forma
                                         I-trax, Inc. and        Healthcare                                       consolidated
                                         Subsidiaries for   Associates, Inc. and                                I-trax, Inc. and
                                          the year ended    Subsidiaries for the              Pro Forma         Subsidiaries for
                                           December 31,          year ended          Adj.     adjustments        the year ended
                                             2002 (a)        December 31, 2002 (b)   Ref.   (Unaudited) (c)    December 31, 2002
                                         ------------------ ---------------------- -------  ---------------- --------------------


Revenue                                         $    3,932          $     107,124                                    $   111,056
                                           ----------------   --------------------                             ------------------

Cost and expenses:
  Operating expenses                                 1,229                 88,858                                         90,087
  General and administrative                         5,955                 14,275     H                 800               21,030
  Depreciation and amortization                      2,045                  1,854     I               8,075               11,974
  Marketing and publicity                              774                     --                                            774
  Research & Development                               410                     --                                            410
  Impairment charges related to
   intangible assets                                 1,648                     --                                          1,648
                                           ----------------   --------------------            --------------   ------------------
Total costs and expenses                            12,061                104,987                     8,875              125,923
                                           ----------------   --------------------            --------------   ------------------

Operating (loss) income                             (8,129)                 2,137                    (8,875)             (14,867)
                                           ----------------   --------------------            --------------   ------------------

Other income (expenses):
  Amortization of debt issuance costs                 (187)                    --                                           (187)
  Interest (expense) income and
   financing costs                                  (1,108)                   124    J               (1,120)              (2,104)
                                           ----------------   --------------------            --------------   ------------------
Total other expenses                                (1,295)                   124                    (1,120)              (2,291)
                                           ----------------   --------------------            --------------   ------------------

Net income(loss) before provision for
   income taxes                                     (9,424)                 2,261                    (9,995)             (17,158)
                                           ----------------   --------------------            --------------   ------------------

Provision for income taxes                              --                    337                                            337
                                           ----------------   --------------------            --------------   ------------------

Net Income (loss)                                   (9,424)                 1,924                    (9,995)             (17,495)

Less: dividends applicable to preferred
   stockholders                                         --                     --     B              12,000               12,000
                                           ----------------   --------------------            --------------   ------------------

Net income (loss) applicable to common
   stock                                        $   (9,424)               $ 1,924                 $ (21,995)        $    (29,495)
                                           ================   ====================            ==============   ==================

Loss per common share:

Basic and diluted                              $     (1.04)                                                        $       (0.94)
                                           ================                                                    ==================

Weighted average number of shares
   outstanding:                                      9,097                                                                31,497
                                           ================                                                    ==================


                                                   (Continues on following page.)

                                                                -43-


                         (Continues from previous page.)



(a) Represents historical statement of operations of I-trax for the year ended December 31, 2002 derived from the audited statements included in the annual report on Form 10-KSB.

(b) Represents historical statement of operations for CHD Meridian and subsidiaries for the year ended December 31, 2002 included in its audited consolidated financial statements.

(c) The pro forma adjustments give effect to the financings of the acquisition and the acquisition of CHD Meridian as if it were consummated on January 1, 2002.



             See accompanying notes to unaudited pro forma condensed
                        combined financial information.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The activity adjustments below give effect to material transactions as if they were consummated as of September 30, 2003.

1. To give effect as of September 30, 2003, the sale of I-trax common stock during October 2003 in a private placement commenced in August 2003. I-trax realized proceeds of $1,676 after expenses for these October sales.

2. To give effect as of September 30, 2003, the receipt of $175 during October 2003 as a result of the exercise of warrants from a debenture holder.

3. To give effect as of September 30, 2003, the conversion of $175 of debenture principal into equity during October 2003 from the Company's debenture holder.

4. To give effect as of September 30, 2003, the repayment of I-trax's credit line during October 2003 amounting to $300.

5. To give effect as of September 30, 2003, the repayment of $50 to a related party during October 2003.

6. To give effect as of September 30, 2003, the repayment of $500 of related party loans during October 2003, using proceeds from a pledged from a life insurance policy on the life of a deceased senior executive officer and director of I-trax.

7. To give effect for the granting of 50,000 warrants to I-trax's debenture holder for extending the maturity date of the debenture for one year. The warrants were valued at $200 utilizing the Black-Scholes Model. The value of the warrant is recorded as a discount to the debenture and will be accreted to interest expense over the remaining life of the debenture.

8. To give effect to the exercise of 257,692 warrants from the Company's debenture holder yielding the Company $451.

         The pro forma adjustments to the condensed combined balance sheet below give effect to the financing of the CHD Meridian acquisition and the acquisition of CHD Meridian as if they were both consummated as of September 30, 2003. The pro forma adjustments to the condensed combined statement of profit and loss below give effect to the financing of the CHD Meridian acquisition and the acquisition of CHD Meridian as if they were both consummated as of January 1, 2002.

A. To give effect to the receipt of $36,000 of cash comprised of a $16,000 draw down from a senior credit facility and $20,000 from the issuance of 800,000 shares of I-trax's convertible preferred stock at $25 per share. Each share of preferred stock is convertible into 10 shares of I-trax's common stock at $2.50 per share.

B. In connection with the expected issuance of convertible preferred stock, I-trax has recorded the value of a beneficial conversion feature for the underlying common stock amounting to $12,000 under the assumption that the acquisition is effected with an estimated market price of approximately $4.00 per share. The beneficial value, which is the benefit realized by the preferred stockholder, is treated as a dividend for purpose of computing earnings per share. The dividend is computed by multiplying the difference between the current market value of the underlying common stock ($4.00 per share) and the conversion price ($2.50 per share) by the number of shares of common stock for which the preferred is convertible into (8,000,000 shares).

C. To give effect to the placement agent commission fees associated with the sale of $20,000 of convertible preferred stock computed at 6% of the gross proceeds or $1,200 in cash.

D. To give effect to the additional placement agent commission fees associated with the sale of $20,000 of convertible preferred stock. The consideration consists of warrants purchase 400,000 shares of common stock at $2.50 per share. Based on the Black-Scholes model, I-trax has valued such warrants at $1,364.

E. To give effect to CHD Meridian redeeming approximately $11,000 of common stock and options from its current stockholders and option holders.

F. To give effect to the acquisition of CHD Meridian estimated at $80,467. The pro forma adjustment gives effect to the following items: i) disbursement of the cash portion of the acquisition in the amount of $22,899, as adjusted for the redemption of CHD Meridian common stock and options, and for a minimum cash balance requirement as per the merger agreement; ii) estimated disbursements in connection with the costs of the transaction amounting to $1,568; iii) issuance of 10,000,000 shares of I-trax common stock valued at $4.00 per share (based on an approximate current value; this amount will change based on the market value on the actual date of closing), or $40,000; iv) issuance of 400,000 shares of convertible preferred stock at $25 per share or $10,000, convertible into 4,000,000 shares of I-trax common stock. In connection with the expected issuance of the 400,000 shares of convertible preferred stock, I-trax has also recorded the value of beneficial conversion feature of the underlying common stock in the amount of $6,000. The beneficial value to the convertible preferred stock holders is treated as additional consideration given in the acquisition. The beneficial value is computed by multiplying the difference between the current market value of the underlying I-trax common stock of $4.00 per share less the conversion price of $2.50 per share by the number of share of I-trax common stock to be issued.

G. To give effect to the consolidation and the elimination of CHD Meridian's equity and to preliminarily allocate the purchase price over the estimated fair values of the assets and liabilities acquired with the excess assigned to goodwill.

H. To give effect to the bonus pool approved by the Compensation Committee for employees associated with the merger. The bonus pool aggregating to $800 is composed of $500 in cash and $300 in the form of I-trax common stock.

I. To give effect to the amortization expense associated with the estimated amount of customer lists/relations acquired for the nine months ended September 30, 2003 and the year ended December 31, 2002 over an estimated average useful life of four years.

J. To give effect to the interest expense associated with the draw down of $16,000 credit line facility, which has been utilized to fund a portion of the acquisition price as discussed in Note A above.

                                  RISK FACTORS

Risks Related to the Merger and the Merged Companies After the Merger

         The price of I-trax common stock will fluctuate which will affect the value of shares issued to CHD Meridian stockholders.

         The price of I-trax common stock has been and we believe will continue to be volatile. For example during 2003, the per share price of I-trax common stock fluctuated from a high of $5.00 to a low of $1.37. The stock's volatility may be influenced by the market's perceptions of the healthcare sector in general or of other companies believed to be similar to us, or by the market's perception of our operations and future prospects. Many of these perceptions are beyond our control.

         A significant fluctuation in I-trax common stock price will affect, possibly adversely, the value of the merger consideration. CHD Meridian stockholders are advised to obtain recent market quotations for I-trax common stock. CHD Meridian can terminate the merger agreement if the closing price of I-trax's common stock is less than $2.25 for ten consecutive trading days. Finally, I-trax common stock is not heavily traded and therefore, the ability to achieve relatively quick liquidity without a negative impact on the stock price is limited.

         Shares  eligible  for future sale upon the  conversion  of  outstanding
         I-trax convertible debt and upon the exercise of issued options and warrants may cause dilution.

         As of January 29, 2004 (and without taking into account I-trax common stock to be issued in the merger and upon conversion of I-trax convertible preferred stock to be issued in the merger and in the related financing), approximately 5,947,472 shares of I-trax common stock were reserved for issuance upon conversion or exercise of I-trax's warrants, options and convertible debt. Our stockholders, therefore, could experience dilution of their investment upon conversion or exercise, as applicable, of these securities.

         We may be unable successfully to integrate our operations and realize the full cost savings we anticipate.

         The merger involves the integration of two companies that have previously operated independently in different segments of the healthcare industry. The difficulties of combining the companies' operations include:

         o        integrating   complementary   businesses   under   centralized
                  management efficiently;

         o        the  necessity  of   coordinating   geographically   separated
                  organizations;

         o        integrating personnel with diverse business backgrounds; and

         o        combining different corporate cultures.

         The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on the business, results of operations or financial condition of the merged company.

         Among the factors considered by the CHD Meridian and the I-trax boards of directors in connection with their respective approvals of the merger agreement were the opportunities for reduction of operating costs and improvements in operating efficiencies or other financial synergies that could result from the merger. We cannot give any assurance that these savings will be realized, or if realized, will be realized within the time periods contemplated by management.

         Obtaining required regulatory approvals may delay consummation of the merger.

         Consummation of the merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, including the expiration or termination of the applicable waiting periods, and any extension of the waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We intend to vigorously pursue all required regulatory approvals. The requirement for these approvals could delay the consummation of the merger for a significant period of time after our stockholders have approved the proposals relating to the merger.

         CHD Meridian Stockholders may not receive a portion of the merger consideration if CHD Meridian does not achieve agreed upon fiscal 2004 financial results.

         The merger includes an earn-out component, under which all of the last 4,000,000 shares of I-trax common stock that may potentially be issued to CHD Meridian stockholders will only be issued if CHD Meridian, and the surviving entity in the merger that continues to operate the CHD Meridian business, record calendar year 2004 earnings before interest, taxes, depreciation, and amortization of not less than $9 million. If the 2004 earnings before interest, taxes, depreciation, and amortization are less than $8.1 million, none of the earn-out shares would be earned. For 2004 earnings before interest, taxes, depreciation, and amortization of between $8.1 million and $9 million, the number of shares of I-trax common stock earned would be between 3,600,000 and 4,000,000. Although CHD Meridian management believes that the prospects of achieving the targeted earnings levels are reasonable, there can be no assurance that these targets will be met. Even if the required financial goals are met, issuance of the additional earn-out shares also is subject to possible reduction in the event of claims against the earn-out escrow by I-trax caused by breaches of the representations or warranties made by CHD Meridian in the merger agreement. Any escrowed shares not delivered to CHD Meridian stockholders in accordance with the merger agreement will be returned to I-trax and canceled.

         Neither party may have a meaningful remedy after closing of the merger if the other party has materially breached its representations and warranties in the merger agreement.

         Under the merger agreement, I-trax has agreed that its sole remedy for any breach of representations or warranties of CHD Meridian will be to reduce the number of additional shares of common stock potentially issuable to the CHD Meridian stockholders. At the time of the closing of the merger, 4,000,000 shares of I-trax common stock will be placed in escrow. This escrow serves the dual purpose of providing additional consideration to the CHD Meridian stockholders if the financial targets described in the preceding paragraph are met, and also creating a pool of shares a portion of which I-trax could use to offset any losses to which it may be subject in the event of a breach of representations or warranties made by CHD Meridian under the merger agreement. If any of the representations, warranties or covenants of CHD Meridian in the merger agreement has been breached, the amount that I-trax can recover is limited to the lesser of (a) 3,200,000 shares of I-trax common stock, (b) shares of I-trax common stock with a value, measured at the time of final resolution of such claim, of $8 million, or (c) shares of I-trax common stock with a value, measured at the time of final resolution of such claim, equal to the losses I-trax has suffered from that breach. Even if the number of such shares is not sufficient to cover the full amount of the losses suffered by I-trax, I-trax is not entitled to make any further claim against the CHD Meridian stockholders, regardless of whether all or any of the escrowed shares would otherwise have been earned in light of the financial targets described in the preceding paragraph. In the case of a breach of representation or warranty by I-trax, Haywood D. Cochrane, Jr., in his capacity as representative of the former CHD Meridian stockholders and on their behalf, could make a claim under the merger agreement against I-trax. After the merger, however, former CHD Meridian stockholders will own between 35% and 40% of I-trax common stock, and the revenues, profits and assets of the former CHD Meridian business will represent an even larger percentage of the combined businesses. In light of those circumstances, there can be no assurance that a practical remedy would be available to compensate the former CHD Meridian stockholders even for a successful claim. Also, in order to recover for any losses arising from a breach of the representations, warranties or covenants of the other party in the merger agreement, the party suffering that loss must make a claim in writing for such losses by August 14, 2004, after which any such claim would be time barred.

         The merged companies will be limited in their ability to offset taxable income with I-trax's net operating losses.

         As a result of the merger transactions, I-trax will have an ownership change for certain tax purposes. I-trax has tax net operating losses of approximately $16.2 million through December 31, 2002, which losses will expire from 2020 to 2022. The ownership change will cause a substantial limitation on the ability of I-trax to use such net operating losses to offset future taxable income. While CHD Meridian will also have an ownership change for tax purposes as a result of the merger transactions, its tax net operating losses were already subject to a limitation as a result of a prior ownership change and should not be further limited as a result of the merger.

Risks Related to CHD Meridian Healthcare Business

         CHD Meridian expects increasing competition for contracts to establish and manage employer-dedicated pharmacies and clinics.

         CHD Meridian pioneered the field of employer-dedicated pharmacies and primary care clinics. Although CHD Meridian has always faced competition from other methods by which business enterprises can arrange and pay for healthcare services for their employees, until recently CHD Meridian has rarely experienced face-to-face bidding for a contract to manage a particular employer's pharmacy or clinic. CHD Meridian has recently begun to see direct competition for employer-dedicated pharmacy management contracts, and expect this competition will increase over time. CHD Meridian believes that it has certain advantages in such competition, which include its status as the market leader, experience and valuable know-how that CHD Meridian competitors do not yet have. CHD Meridian also faces some disadvantages, which include the fact that some of its competitors and potential competitors are of substantially greater size and financial resources, including prescription benefit management companies with revenues in the multiple billions of dollars. CHD Meridian believes that the potential market for employer-dedicated pharmacies is large enough for CHD Meridian to meet its growth plans despite increasing competition, but there are no assurances that CHD Meridian will in fact be able to do so. CHD Meridian's ability to maintain existing clients, expand services to existing clients, add new clients so as to meet its growth objectives, and maintain attractive pricing for its services, will depend on the interplay between these factors of overall growth in the use of employer-dedicated facilities, entry of new competitors to the business, and its success or failure in maintaining its market position as against these new entrants.

         In addition to this increasing head-to-head competition for contracts to establish and manage employer-dedicated facilities, CHD Meridian will continue to face competition for the large employer's healthcare budget from other kinds of enterprises, including without limitation pharmacy benefit managers, health insurers, managed health care plans and retail pharmacy chains.

         Loss of key management could adversely affect the merged companies side of the merged companies' business.

         CHD Meridian's business has enjoyed a strong and stable management team, including among others, Haywood D. Cochrane, Jr., CHD Meridian's chief executive officer, Charles D. (Chip) Phillips, CHD Meridian's president and chief operating officer, and Shannon W. Farrington, CHD Meridian's chief financial officer. Following the merger, Mr. Cochrane will join the I-trax board of directors as vice-chairman, and Mr. Phillips and Ms. Farrington will remain with the merged companies. Although CHD Meridian believes that the earn out applicable to a portion of the merger consideration will create an incentive for these individuals to remain with the merged company and to focus on its success through 2004 at a minimum, there is no assurance that any of these individuals will do so. Each of these individuals will receive a portion of the merger consideration in respect of their equity interests in CHD Meridian at closing, which could reduce these individuals' incentive to remain with the merged company. Finally, although CHD Meridian believes that the CHD Meridian management team has reasonable depth, the loss of one or several of these individuals, could have an adverse effect on CHD Meridian's business.

         Loss of advantageous pharmaceutical pricing could adversely affect CHD Meridian's income and the value that CHD Meridian provides to its clients.

         CHD Meridian receives favorable pricing from pharmaceutical manufacturers as a result of its class of trade designation, which in turn is based on selling products only to CHD Meridian clients' employees, dependents and retirees. CHD Meridian also receives rebates from pharmaceutical manufacturers for driving market share to preferred products. The benefit of favorable pricing is generally passed on to CHD Meridian clients under the terms of client contracts. In the last few years, retail pharmacies have brought legal cases against pharmaceutical manufacturers challenging class of trade designations as unlawful price discrimination under the Robinson-Patman Act. Although these challenges have generally failed, there remains a possibility that CHD Meridian would lose the benefit of this favorable pricing, either due to legal challenge or to a change in policies of the pharmaceutical manufacturers. Such a loss would diminish the value that CHD Meridian can provide to its clients and, therefore, would make its services less attractive. CHD Meridian also receives volume performance incentives from its pharmaceutical wholesaler which directly affect CHD Meridian revenue, and the loss of which could adversely affect CHD Meridian's business.

         CHD Meridian's business involves exposure to professional liability claims, and a failure effectively to manage CHD Meridian's professional liability risks could have an adverse impact on CHD Meridian's business.

         Under the terms of CHD Meridian's contracts with clients, it is responsible for procuring professional liability insurance covering the operations of clinics and pharmacies that it manages. CHD Meridian also typically indemnifies its clients against vicarious professional liability claims arising out of acts or omissions of healthcare providers working at the clinics and pharmacies manage by CHD Meridian. Under the terms of its services agreements with affiliated professional corporations, CHD Meridian is also contractually obligated for procuring malpractice insurance on behalf of the professional corporations and their employed physicians, and CHD Meridian typically absorbs such claims as are subject to the policy self insured retention limit or above the policy limits. There also exists the possibility of vicarious professional liability claims being made directly against CHD Meridian. As a result of these contractual arrangements, CHD Meridian routinely incurs significant expenses arising out of professional liability claims. If CHD Meridian fails to manage the professional liability claims and associated risk effectively, its business will be adversely affected.

         Certain of CHD Meridian's past professional liability insurance policy years were insured by two insurance companies that are now either insolvent or under regulatory supervision. As a result, CHD Meridian is effectively partially uninsured for those periods. CHD Meridian has established reserves in connection with the six pending claims from such policy years. Although CHD Meridian's management believes such reserves are reasonable based on CHD Meridian's historic loss experience, there is no assurance that these reserves will be sufficient to pay any judgments or settlements. In addition, because CHD Meridian current professional liability insurance self-insured retention is $500,000, it is effectively partially uninsured against a variety of claims that may arise from other years. CHD Meridian has maintained a layer of excess insurance that begins with losses in excess of $1,000,000 per claim, including for the years in which its primary insurer is insolvent. CHD Meridian's balance sheet includes reserves for projected future professional liability expenses based on its operations to date. But the estimates could prove wrong, and the size of CHD Meridian's ultimate uninsured liability could exceed the established reserves. CHD Meridian's professional liability insurance policies are written on a claims-made basis, meaning that they cover only claims made during the policy period, and not events that occur during the policy period but result in a claim after the expiration of the policy. With this insurance strategy, it is necessary that CHD Meridian continue to renew or replace coverage each year in order to have coverage for prior years' operations. Availability and cost of such coverage are subject to market conditions, which can fluctuate significantly.

         CHD Meridian expects to establish a captive insurance company, which, once established, will be subject it to risks associated with insurance business, including additional regulatory requirements.

         CHD Meridian is planning to establish a captive insurance subsidiary to insure its professional liability exposure. CHD Meridian believes this approach that will enhance the company's ability to manage malpractice exposure and stabilize insurance costs. Although CHD Meridian has hired a manager for the captive insurer, and has engaged an actuarial consulting firm, its operation of the captive insurer will nonetheless be subject to the risks associated with any

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insurance business, which include investment risk relating to the performance of its investment of assets set aside as reserves for future claims, and the challenges associated with making actuarial estimates of projected future professional liability losses and loss adjustment expenses. Failure to make an adequate return on CHD Meridian's investments, or to maintain the principal of invested funds, or failure to estimate such future loss and loss adjustment expenses accurately, could have an adverse effect on CHD Meridian and therefore, of the merged companies. Also, operation of a captive insurer will expose CHD Meridian to substantial additional regulatory requirements, with attendant risks if it fails to comply with applicable regulations.

         CHD Meridian is subject to complex and extensive legal requirements, and failure to comply with those requirements could have an adverse effect on its business.

         The healthcare industry is subject to numerous Federal, state, and local laws, regulations and judicial doctrines. These legal requirements cover, among other topics, licensure, corporate practice of medicine, privacy of patient medical records, government healthcare program participation requirements and restrictions, reimbursement for patient services, and Medicare and Medicaid fraud and abuse.

         There are judicial and statutory prohibitions on "corporate practice of medicine," which vary from state to state. The corporate practice of medicine doctrine prohibits a corporation, other than a professional corporation, from practicing medicine or employing physicians. Some states also prohibit a non-physician from splitting or sharing fees charged by a physician for medical services. The services that CHD Meridian provides to its clients include establishing and managing medical clinics. Most physician services at clinics that managed by CHD Meridian are provided by physicians who are employees of professional corporations with which CHD Meridian has agreements and under which it provides non-professional services such as purchasing equipment and supplies, patient scheduling, billing, collection, accounting, and computer services. The professional corporations control hiring and supervising physicians and all medical functions. CHD Meridian has option agreements with the physician-owners of affiliated professional corporations entitling the company to require them to sell the stock of the professional corporations to another licensed physician designated by CHD Meridian. This structure is intended to permit consolidation of the professional corporations' financial statements with those of CHD Meridian, while still maintaining sufficient separateness to comply with the corporate practice of medicine doctrine and with fee-splitting prohibitions. Although CHD Meridian does not believe so, there remains, however, potential exposure to claims that this structure violates the corporate practice of medicine doctrine or fee-splitting prohibitions. If such a claim is successfully asserted against CHD Meridian in any jurisdiction, it could be subject to civil and criminal penalties, or could be required to restructure its contractual arrangements with clients. Any restructuring of contractual arrangements could result in lower revenues, increased expenses and reduced influence over the business decisions of those operations. Alternatively, some existing CHD Meridian contracts could be found to be illegal and unenforceable, which could result in the termination of those contracts and an associated loss of revenue, or inability to enforce valuable provisions of those contracts.

         CHD Meridian personnel have custody of confidential patient records at various clinics and pharmacies, and its computer servers also contain confidential health risk assessments completed by employees of clients. Many patient records are subject to a rule entitled Privacy of Individually Identifiable Health Information promulgated by the U.S. Department of Health and Human Services under HIPAA (or HIPAA Privacy Rule), and also to any state laws that may have more stringent privacy requirements. CHD Meridian attempts to protect the privacy and security of confidential patient information in accordance with applicable law, but could face claims of violation of the HIPAA Privacy Rule, invasion of privacy or similar claims, if its files or computers were compromised, or if its interpretations of the applicable privacy requirements, many of which are complex, were incorrect or allegedly incorrect, or if CHD Meridian fails to maintain a sufficiently effective compliance program.

         In recent years, various government entities have actively investigated potential violations of fraud and abuse statutes and regulations by healthcare providers and by pharmaceutical manufacturers. Violations of these laws and regulations can result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Although CHD Meridian's services and those of its affiliated professional corporations are generally paid for by employer clients, CHD Meridian does bill the Medicare and Medicaid programs, and private insurance companies, as agent of its affiliated professional corporations, to recover reimbursable amounts that offset the healthcare costs borne by CHD Meridian's clients. CHD Meridian therefore is subject to various regulations under the Medicare and Medicaid programs,

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

including fraud and abuse prohibitions. CHD Meridian believes that it is compliant with these requirements, but could face claims of non-compliance if its interpretations of the applicable requirements, many of which are complex, were incorrect or allegedly incorrect, or if it fails to maintain a sufficiently effective compliance program.

         Although CHD Meridian believes that it complies in all material respects with applicable law, compliance with laws, regulations and judicial doctrines can be complex and may be subject to future review and interpretation by government agencies and others, and there remains a possibility that future legal actions against CHD Meridian would adversely affect its business.

         Deterioration of the financial health of CHD Meridian's clients, many of which are large U.S. manufacturing enterprises, could adversely affect its business volume and collections.

         An adverse trend in one or more U.S. manufacturing industries could lead to plant closings or layoffs that could eliminate or reduce the need for some of CHD Meridian's employer-dedicated healthcare facilities. Also, if any CHD Meridian client becomes insolvent, CHD Meridian may not be able to recover outstanding accounts receivable owed by that client, and may suffer premature contract termination. CHD Meridian's professional liability insurance is written on a claims-made basis, and, in order to fund continued coverage of an operation after termination of a contract, CHD Meridian typically has charged its clients for tail insurance coverage at the time that a contract terminates. If a client is insolvent at the time of contract termination, CHD Meridian may not be able to recoup the cost of tail insurance coverage, or other costs related to facility shutdown. CHD Meridian has already experienced this in the case of one major steel manufacturer, for which it formerly managed several facilities, which became the debtor in a federal bankruptcy proceeding. This resulted in difficulty in collecting some amounts due to, and also generated a claim against CHD Meridian for repayment of an allegedly preferential transfer previously received from the client. Because of the risks associated with client insolvency, and the concentration of CHD Meridian's client base, its business is to some extent dependent on the continued health of U.S. manufacturing industries.

         CHD Meridian cannot yet predict the impact of the recently adopted Medicare prescription drug benefit on its business.

         In December 2003, President Bush signed into law the Medicare Prescription Drug, Improvement, and Modernization Act of 2003. This law provides Medicare beneficiaries with insurance coverage that offers access to prescription medicines. The prescription drug benefit, which will be called Medicare Part D, begins January 1, 2006. In the interim, a national prescription drug discount card for Medicare eligible seniors will be instituted in April 2004. Under the new law, drug benefits will be provided through risk-bearing private plans contracting with the government (including plans offering only the Part D coverage as well as integrated plans offering all Medicare benefits). There will be an annual open period during which Medicare beneficiaries will choose their drug plan from among those available in their area of residence. In any areas where there are fewer than two private plan choices, the government will make a drug plan available directly.

         This law could affect CHD Meridian's business either positively or negatively and its ultimate effect is not yet clear. Subsidies for employers providing retiree drug benefits will decrease the costs to those employers of providing such benefits, and therefore might be expected to increase the number of employers willing to provide retiree drug benefits, which would positively affect our business. On the other hand, it is possible that employers that presently offer prescription drug benefits will decide no longer to offer those benefits, on the basis that their retirees now will be able to obtain such benefits on their own through Medicare. In that case, such employers would have less need for employer-dedicated pharmacies of the kinds that we establish and manage and the CHD Meridian business would be negatively affected.

Item 7.  Exhibits.

23.1     Consent of Ernst & Young LLP.


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


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       I-TRAX, INC.



Date:  December 2, 2004                By:      /s/ Frank A. Martin
                                           -------------------------------------
                                       Name:   Frank A. Martin
                                       Title:  Chief Executive Officer




                                      -53-